Exhibit 99.1

Magenta Therapeutics Reports Second Quarter 2019 Financial Results and Recent Business Highlights

— Initiated Phase 1 study of MGTA-145 first-line mobilization therapy, enrollment on track for data presentation before end of year —

— Presented updated Phase 2 clinical data on MGTA-456 cell therapy in patients with inherited metabolic disorders at American Academy of Neurology annual meeting –

— Submitted multiple abstracts from across the pipeline to the 2019 American Society of Hematology Annual Meeting –

— Appointed Anne McGeorge to the board of directors and chair of the audit committee —

— Strengthened balance sheet through public offering of common stock in May 2019, extending the cash runway into the second half of 2021 —

— Ended quarter with $172.3 million in cash, cash equivalents and marketable securities —

Cambridge, MA – August 8, 2019 – Magenta Therapeutics (NASDAQ: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of stem cell transplant to more patients, today reported financial results for the second quarter ended June 30, 2019 and recent business highlights.

“In the first half of 2019, Magenta made meaningful progress in executing on our goals, including advancing our second program into the clinic and extending our cash runway through a follow-on financing,” said Jason Gardner, D. Phil., Chief Executive Officer and President, Magenta Therapeutics. “We look forward to sharing results of our progress through a number of clinical and preclinical data sets in the second half of the year.”

Upcoming Anticipated Milestones:

The Company plans to achieve the following key milestones in 2019:

•	Present clinical data from the Phase 1 study of MGTA-145

•	Present additional clinical data from the Phase 2 study of MGTA-456 in inherited metabolic disorders (IMDs)

•	Present preclinical data on anti-CD45 targeted conditioning program in autoimmune disease and declare a development candidate

•	Present preclinical data on anti-CD117 targeted conditioning program in gene therapy

Recent Business Highlights:

Initiated Phase 1 study of MGTA-145 as first-line stem cell mobilization therapy: In April 2019, Magenta announced that it had dosed the first subjects in a Phase 1 study of MGTA-145. Magenta intends to develop MGTA-145 in autoimmune diseases, blood cancers and genetic diseases. The Phase 1 study will investigate the safety and tolerability of MGTA-145 alone and in combination with plerixafor in healthy volunteers and establish recommended Phase 2 doses as well as measure the number of hematopoietic stem cells in the blood after dosing with MGTA-145 alone and in combination with plerixafor. Study enrollment is on track, and Magenta expects to present data from the study in the second half of 2019. Depending on the Phase 1 data, the Company plans to move MGTA-145 into a Phase 2 study in multiple myeloma and non-Hodgkin lymphoma in 2020.

Updated clinical data for MGTA-456 cell therapy showed continued signs of durable clinical benefit in patients with IMDs: Magenta presented updated data from the Phase 2 clinical study of MGTA-456 in patients with IMDs at the American Academy of Neurology (AAN) annual meeting in May 2019. Patients with cerebral adrenoleukodystrophy (cALD) treated with MGTA-456 in the study showed stable neurological function scores and persistent resolution of brain inflammation by MRI at 6 months post-transplant, suggesting that the progression of disease has been halted. Magenta expects to update longer term results in these patients in the second half of 2019.

Submitted multiple abstracts from across the pipeline to the 2019 American Society of Hematology Annual Meeting: Magenta submitted abstracts from across its conditioning, mobilization and cell therapy programs for presentation at the 2019 American Society of Hematology (ASH) annual meeting.

Appointed Anne McGeorge to board of directors: In June 2019, Magenta announced that it had appointed Anne McGeorge to the board of directors and named her chair of the audit committee. Ms. McGeorge is an operating partner at Havencrest Healthcare Partners, a growth equity fund specializing in the healthcare industry, and is on the advisory board at Dioko Ventures, a healthcare venture fund, and is a member of the board of directors of The Be The Match Foundation and a member of the audit/finance committee of The National Marrow Donor Program, both of which are non-profit organizations dedicated to helping patients access life-saving stem cell transplants.

Financial Results:

Cash Position: Cash, cash equivalents and marketable securities as of June 30, 2019, were $172.3 million compared to $142.6 million on December 31, 2018. In addition, in May 2019 Magenta announced that it completed a public offering of common stock and raised net proceeds of $60.3 million. Magenta anticipates that its cash, cash equivalents and marketable securities, including the proceeds from this recent financing, will be sufficient to fund operations and capital expenditures into the second half of 2021.

Research and Development Expenses: Research and development (R&D) expenses were $13.4 million in the second quarter of 2019, compared to $9.7 million in the second quarter of 2018. The increase was driven primarily by investments in clinical activities for MGTA-145, as well as manufacturing related to our conditioning programs.

General and Administrative Expenses: General and administrative (G&A) expenses were $5.9 million for the second quarter of 2019, compared to $4.3 million for the second quarter in 2018. The increase was primarily due to increased personnel and facility costs associated with the growth of the Company.

Net Loss: Net loss was $17.7 million for the second quarter of 2019, compared to net loss of $13.7 million for the second quarter of 2018.

About Magenta Therapeutics

Headquartered in Cambridge, Mass., Magenta Therapeutics is a clinical-stage biotechnology company developing novel medicines for patients with autoimmune diseases, blood cancers and genetic diseases. By creating a platform focused on critical areas of unmet need, Magenta Therapeutics is pioneering an integrated approach to allow more patients to receive one-time, curative therapies by making the process more effective, safer and easier.

Forward-Looking Statement

This press release may contain forward-looking statements, including express or implied statements regarding Magenta’s future expectations, plans and prospects, including, without limitation, statements regarding expectations and plans for presenting pre-clinical and clinical data, projections regarding future revenues and financing performance, our long-term growth, cash, cash equivalents and marketable securities, the anticipated timing of our clinical trials and regulatory filings, the development of our product candidates and advancement of our preclinical programs, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” might,” “plan,” “potential,” “project,” “should,” target,” “will” or “would” and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; whether Magenta’s cash resources will be sufficient to fund Magenta’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other risks concerning Magenta’s programs and operations are described in additional detail in its registration statement on Form S-1, its Annual Report on Form 10-K filed on March 19, 2019, its Quarterly Reports on Form 10-Q and its other filings made with the Securities and Exchange Commission from time to time. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact

Magenta Therapeutics:

Manisha Pai, Vice President, Communications & Investor Relations

617-510-9193

mpai@magentatx.com

Magenta Therapeutics, Inc.

STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	13,433	9,683	23,970	17,532
General and administrative	5,905	4,342	11,718	7,799

Total operating expenses	19,338	14,025	35,688	25,331

Loss from operations	(19,338)	(14,025)	(35,688)	(25,331)
Interest and other income, net	1,630	365	3,146	510

Net loss	(17,708)	(13,660)	(32,542)	(24,821)
Accretion of redeemable convertible preferred stock to redemption value	—	(88)	—	(88)

Net loss attributable to common stockholders	$(17,708)	$(13,748)	$(32,542)	$(24,909)

Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(3.13)	$(0.93)	$(7.25)

Weighted average common shares outstanding, basic and diluted	36,662,562	4,391,363	35,051,371	3,434,175

BALANCE SHEET DATA

(unaudited)

(In thousands)

	June 30, 2019	December 31, 2018
Cash, cash equivalents and marketable securities	$172,273	$142,570
Working capital	173,073	134,902
Total assets	195,441	157,313
Stockholders’ equity	179,556	145,648